EXHIBIT 99.1

Hub Group, Inc. Reports Earnings for the Fourth Quarter and Full Year 2009 and Provides 2010 Guidance

DOWNERS GROVE, IL, January 28, 2010, -- Hub Group, Inc. (NASDAQ: HUBG) today reported income for the quarter ended December 31, 2009 of $10 million. Hub Group’s diluted earnings per share was $0.26 for the fourth quarter of 2009.

Hub Group’s revenue decreased 5% to $408 million compared to $430 million in the fourth quarter of 2008.  Fourth quarter intermodal revenue decreased 7% to $285 million.  The decrease was attributable to a 7% decrease for price and mix and a 6% decrease for fuel, partially offset by 6% higher volume.  Truck brokerage revenue was down 4% to $79 million this quarter.  Fourth quarter logistics revenue increased 2% to $44 million.

Commenting on the results, David P. Yeager, Chairman and Chief Executive Officer of Hub Group stated, “We are pleased with our fourth quarter results and strong finish to 2009.  While 2009 was a challenging year due to the economy, we are starting 2010 with positive momentum.”

FULL YEAR 2009

Income for the year ended December 31, 2009 was $34 million.  Hub Group's diluted earnings per share for 2009 was $0.91.

As of December 31, 2009, the Company had $127 million of cash and no debt.

FULL YEAR 2010

Assuming there is no further deterioration in the economy, we are comfortable that earnings for 2010 will be within the current analysts’ range of $1.00 to $1.15 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, January 28, 2010 to discuss its fourth quarter and full year results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0860.  The conference call participant code is 99782403. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P7CQFP8K7 .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2008 and the reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2009	2008	2009	2008

Revenue	$407,881	$430,472	$1,510,970	$1,860,608
Transportation costs	361,323	376,662	1,325,280	1,626,297
Gross margin	46,558	53,810	185,690	234,311

Costs and expenses:
Salaries and benefits	21,004	19,878	88,518	93,658
General and administrative	9,092	9,841	37,467	41,234
Depreciation and amortization	945	970	4,174	3,957
Total costs and expenses	31,041	30,689	130,159	138,849

Operating income	15,517	23,121	55,531	95,462

Other income (expense):
Interest expense	(15)	(19)	(91)	(102)
Interest income	26	113	146	1,153
Other, net	111	(215)	299	(187)
Total other income (expense)	122	(121)	354	864

Income before provision for income taxes	15,639	23,000	55,885	96,326

Provision for income taxes	5,688	8,790	21,620	37,081

Net income	$9,951	$14,210	$34,265	$59,245

Basic earnings per common share	$0.27	$0.38	$0.92	$1.59

Diluted earnings per common share	$0.26	$0.38	$0.91	$1.58

Basic weighted average number of shares outstanding	37,428	37,195	37,367	37,174

Diluted weighted average number of shares outstanding	37,657	37,501	37,525	37,484

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$126,863	$85,799
Accounts receivable
Trade, net	145,317	145,362
Other	11,932	10,318
Prepaid taxes	593	123
Deferred taxes	2,874	1,985
Prepaid expenses and other current assets	6,801	4,346
TOTAL CURRENT ASSETS	294,380	247,933

Restricted investments	9,583	6,118
Property and equipment, net	28,510	32,713
Other intangibles, net	6,164	6,610
Goodwill, net	232,892	233,110
Other assets	1,819	1,747
TOTAL ASSETS	$573,348	$528,231
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$110,626	$105,064
Other	7,695	6,107
Accrued expenses
Payroll	8,253	9,988
Other	18,958	26,388
TOTAL CURRENT LIABILITIES	145,532	147,547
Non-current liabilities	12,002	9,535
Deferred taxes	61,973	55,965
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2009 and 2008	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2009 and 2008; 37,253,330 outstanding in 2009 and 36,970,347 shares outstanding in 2008	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2009 and 2008	7	7
Additional paid-in capital	171,470	174,355
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	299,552	265,287
Other comprehensive income	(9)	-
Treasury stock; at cost, 3,971,462 shares in 2009 and 4,254,445 shares in 2008	(102,133)	(109,419)
TOTAL STOCKHOLDERS' EQUITY	353,841	315,184
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$573,348	$528,231

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended December 31,
	2009	2008
Cash flows from operating activities:
Net Income	$34,265	$59,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,199	7,369
Deferred taxes	5,519	9,294
Compensation expense related to share-based compensation plans	4,394	4,360
Loss (gain) on sale of assets	50	(22)
Changes in operating assets and liabilities:
Restricted investments	(3,465)	(912)
Accounts receivable, net	(1,569)	15,092
Prepaid taxes	(470)	(37)
Prepaid expenses and other current assets	(2,455)	(28)
Other assets	(72)	(374)
Accounts payable	7,150	(18,532)
Accrued expenses	(8,603)	(13,040)
Non-current liabilities	2,285	(908)
Net cash provided by operating activities	45,228	61,507
Cash flows from investing activities:
Proceeds from sale of equipment	84	1,342
Purchases of property and equipment	(4,246)	(10,732)
Cash used in acquisition of Comtrak, Inc.	-	(5,000)
Net cash used in investing activities	(4,162)	(14,390)
Cash flows from financing activities:
Proceeds from stock options exercised	256	407
Purchase of treasury stock	(1,101)	(2,630)
Excess tax benefits from share-based compensation	852	2,903
Net cash provided by (used in) financing activities	7	680

Effect of exchange rate changes on cash and cash equivalents	(9)	-

Net increase in cash and cash equivalents	41,064	47,797
Cash and cash equivalents beginning of year	85,799	38,002
Cash and cash equivalents end of year	$126,863	$85,799